REGISTRATION NO. 333-90427


SECURITIES AND EXCHANGE COMMISSION


POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4


REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


F&M NATIONAL CORPORATION
(Exact Name of Issuer as Specified in Charter)

9 COURT SQUARE, WINCHESTER, VA  22601
540-665-4282
(Address, including zip code, and telephone number, including area code, of Issuer's Principal Executive Officer)


ALFRED B. WHITT
PRESIDENT, VICE CHAIRMAN and CHIEF FINANCIAL OFFICER
F&M NATIONAL CORPORATION
9 COURT SQUARE
WINCHESTER, VA  22601
(Name and Address of Agent for Service)


This Amendment is filed to remove from registration under the Securities Act of 1933, as amended, 15,086 shares of Registrant's
Common Stock registered under Registration Statement
No. 333-90427.

REMOVAL FROM REGISTRATION OF SECURITIES

This Post-effective Amendment No. 1 is filed to remove from registration 15,086 shares of Common Stock of the Registrant, which were offered pursuant to an Agreement and Plan of Reorganization and related Plan of Share Exchange, for all of the issued shares of Common Stock of The State Bank of the Alleghenies, Covington, Virginia.

This transaction was effected January 3, 2000. At the effective date of the transaction, the Registrant issued 1,911,874 shares of the 1,926,960 shares of its Common Stock that had been registered under Form S-4 as Registration Statement No. 333-90427 on November 5, 1999.




                            SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to Registration Statement No. 333-90427 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia.

F&M NATIONAL CORPORATION


BY  /s/  Alfred B.  Whitt, President
         Agent for Service

Date:  January 31, 2000